GLOBAL TERMS
FOR [ ] RESTRICTED STOCK UNIT GRANTS
UNDER THE ORGANON & CO. 2021 INCENTIVE STOCK PLAN
This is a summary of the terms applicable to the Restricted Stock Unit (“RSU”) award granted to you by Organon & Co. (“Organon” or the “Company”) and specified in this document (“RSU Award”). Different terms may apply to any prior or future RSU awards.

Name:
Grant Type:    RSU
Units Granted:
Grant Date:

I.    GENERAL INFORMATION
A.    Grant Document
This RSU Award is subject to the terms, conditions and provisions of the Organon & Co. 2021 Incentive Stock Plan, including any sub-plan thereunder for your country (the “Plan”). In addition, this RSU Award is subject to this document and any additional terms and conditions for your country in Appendix A (together, the “Terms”). Unless otherwise defined in this document, capitalized terms used in these Terms are as defined in the Plan.
IMPORTANT NOTICE: This grant requires the holder (“you”) to affirmatively accept it. You MUST log onto the Morgan Stanley website at (Morgan Stanley at Work) to accept your grant. Follow the procedure described on the Morgan Stanley website to accept your RSU Award within 90 days. Failure to accept the terms and conditions of your RSU Award within 90 days may result in forfeiture of the RSU Award.
B.    Grant
The number of RSUs granted to you on the Grant Date indicated in the Morgan Stanley Stock Plan System under the “Portfolio” section represents your total RSU Award.
C.    Vesting Date
Except as otherwise provided in these Terms, the Restricted Period ends on the vesting dates (“Vesting Dates”) with respect to one-third of this RSU Award on each of the First, Second and Third anniversaries of the Grant Date as shown in the box above and in the Morgan Stanley Stock Plan System. Each RSU that vests will entitle you to receive the cash value of one share of common stock of the Company as described in paragraph F of this section (or, as determined by the Committee, one share of common stock of the Company) as soon as practicable after the Vesting Date(s) but in no event later than 60 days following the Vesting Date.
D.    Restricted Period
The Restricted Period is the period during which this RSU Award is restricted and subject to forfeiture, unless ended earlier as described under Section II below. You shall have no rights as a stockholder, including voting rights, unless and until shares (if any) are issued to you after expiration of the Restricted Period. If the Committee determines to settle the RSU Award in shares, no fractional shares will be awarded. Any fractional shares will be rounded to the nearest whole share.
E.    Dividend Equivalents
During the Restricted Period, dividend equivalents will be accrued in a Company bookkeeping account if and to the extent dividends are paid by the Company on its common stock. Payment of such dividend equivalents will be made in cash, without interest or earnings, at the time of distribution as described in paragraph F of this section. If any portion of this RSU Award lapses, is forfeited or expires, no dividend equivalents will be credited or paid on such portion. Any payment of dividend equivalents will be reduced to the extent necessary for the Company to satisfy any tax or other withholding obligations or rights.
F.    Distribution
Upon the expiration of the Restricted Period, if you are then employed by the Company or any parent, subsidiary, affiliate or JV (as defined below) of the Company that employs you (the “Employer”), you will be entitled to receive a cash payment equal to the per share Fair Market Value (as of the last trading day immediately prior to the applicable Vesting Date) of Organon common stock multiplied by the number of RSUs that have become unrestricted and the dividend equivalents that accrued on that portion; provided, that the Committee may, in its sole discretion, provide that this RSU Award shall be settled, in whole or in part, in the form of shares of Organon common stock equal to the number of RSUs that have become unrestricted instead of in cash, subject to the terms of the Plan and applicable law,in each case subject to any applicable tax withholding obligations and without any interest or earnings.
In the case of distribution on account of your death, the portion of the RSUs distributable shall be distributed to your estate. Unless the Committee determines otherwise, the Company will withhold any applicable taxes directly from the cash payment payable upon settlement of vested RSUs (or, if the Committee elects to settle RSUs in shares of Organon common stock, from distributable RSUs before they are denominated in actual shares of Organon common stock).
G.    409A Compliance
This paragraph applies only to the extent that you are a U.S. taxpayer. This RSUs are designed to comply with Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted and construed accordingly. If the Company determines that you are a “specified employee,” as defined in the regulations under Section 409A of the Code, at the time of your “separation from service,” as defined in those regulations, then to the extent required by 409A of the Code, any RSUs that otherwise would have been settled during the first six months following your separation from service will not be settled until administratively feasible following the earlier of (i) the first day of the sixth month following the separation from service and (ii) your death, in the same form as they would have been made had this restriction not applied; provided further, that dividend equivalents that otherwise would have accrued will accrue during the period during which distribution is suspended, unless the settlement of those units is exempt from Section 409A of the Code. No distribution of RSUs may be made unless in compliance with Section 409A of the Code or any successor thereto.
II.    TERMINATION OF EMPLOYMENT
If your employment with the Company or your Employer is terminated during the Restricted Period or prior to distribution of the shares of common stock or cash pursuant to paragraph F of Section I, your right to this RSU Award will be determined according to the terms in this Section II, subject to Section VI.
A.    General Rule
If your employment is terminated during the Restricted Period or prior to distribution of the shares of common stock or cash pursuant to paragraph F of Section I for any reason other than those specified in the following paragraphs, this RSU Award (and any accrued dividend equivalents) will be forfeited on the date your employment ends. For the avoidance of doubt, unless otherwise provided in these Terms, service during any portion of the Restricted Period shall not entitle you to vest in a pro rata portion of the RSU Award. If your employment is terminated as described in this paragraph and you are later rehired by the Employer, the Company or a parent, subsidiary, affiliate or JV of the Company, this grant nevertheless will expire according to this paragraph notwithstanding such rehire.
B.    Joint Venture
Employment with a joint venture including any other entity in which the Company has a significant business or ownership interest (“JV”) is not considered termination of employment for purposes of this RSU Award. Such employment must be approved by, and contiguous with employment by, the Company. The terms set out below apply to this RSU Award while you are employed by the JV or other entity.

C.    Other Terminations

If primary reason your employment ends is due to:	Here’s what happens to your unvested Restricted Stock Units (RSUs):
Voluntary Termination Termination for poor performance or for Cause	The unvested portion of the RSU Award and accrued dividend equivalents will be forfeited on the date your employment ends.
Involuntary Termination or without Cause Retirement Death Disability
A pro rata portion of your unvested RSU Award and accrued dividend equivalents will be distributed to you on the next scheduled Vesting Date in accordance with the Vesting Schedule as they would have been paid if your employment had continued. The pro rata portion will equal the full amount of this RSU Award (whether or not vested) times the number of completed months during the Restricted Period and prior to the date employment terminates, divided by the total number of months during the Restricted Period of the grant0F, reduced by the number of RSUs that have vested. The remainder and any other accrued dividend equivalents will be forfeited on the date your employment ends. [1]

1 The total number of months during the Restricted Period of a grant that vests over three years is 36 months.

Sale (for example, sale of your subsidiary, division or JV)
The following portion of your RSU Award and accrued dividend equivalents will be distributed to you as it would have been paid if your employment had continued as follows:
    one-third if employment terminates on or after the Grant Date but before the first anniversary thereof with the portion that vests distributed to you on the next scheduled Vesting Date (the remainder will be forfeited on the date your employment ends); and
    all if employment terminates on or after the first anniversary of the Grant Date, with the RSUs distributed to you in accordance with the normal Vesting Schedule.

Change in Control of the Company
If this RSU Award remains outstanding following a Change in Control and is converted into a successor RSU Award, any unvested portion becomes payable on the scheduled Vesting Date(s) subject to your continuous employment.
If the Employer or the Company or a parent, subsidiary, affiliate, or JV of the Company involuntarily terminates your employment during the Restricted Period without Cause before the second anniversary of the closing of any Change in Control, then this RSU Award will continue in accordance with its terms as if employment had continued and will be distributed in accordance with the Vesting Schedule as it would have been paid if your employment had continued.
If this RSU does not remain outstanding following the Change in Control and is not converted into a successor RSU, then you will be entitled to receive cash for this RSU in an amount equal to the fair market value of the consideration paid to Organon stockholders for a share of Organon common stock in the Change in Control payable within 30 days of the closing of the Change in Control; provided, however, if the Change in Control is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under U.S. Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder) or if the settlement within 30 days of the Change in Control would be prohibited under Section 409A of the Code, the RSUs shall vest as of such Change in Control and shall be distributed in accordance with the normal Vesting Schedule. On the second anniversary of the closing of the Change in Control, this paragraph shall expire.

III.    TRANSFERABILITY
This RSU Award is not transferable and may not be assigned or otherwise transferred.
IV.    DATA PRIVACY
The collection, use, storage and disclosure of any data constituting personal data in connection with this plan is conducted by or on behalf of the Company with an address at 30 Hudson Street, Floor 33, Jersey City, NJ U.S.A. 07302. The Company grants employees of the Company and any parent, subsidiary, affiliate or JV of the Company, the opportunity to participate in the Plan, at the Company's sole discretion. If you would like to participate in the Plan, please review and acknowledge the following information about the Company’s privacy practices in connection with this Plan. Those disclosures supplement the disclosures contained in the Company’s general Privacy Notice available at www.organon.com/privacy. Your participation in the Plan and your grant of consent, if required, is purely voluntary. You may reject participation in the Plan or withdraw your consent, if applicable, at any time. If you reject participation in the Plan, do not consent, if applicable, or withdraw your consent, if applicable, you may be unable to participate in the Plan. This would not affect your existing employment, career, or salary; instead, you merely may forfeit the opportunities associated with the Plan.

If you are outside the United States and in a country that has enacted privacy laws that provide for the concept of “controller”, the Company is the controller of the processing of your personal data.
A.    Data Collection and Usage
The Company collects, processes and uses your personal data, including, name, home address, email address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of common stock or directorships held in the Company, and details of all awards, canceled, vested, or outstanding in your favor, which the Company receives from you or your Employer. If the Company offers you the opportunity to participate in the Plan, then the Company will collect and process your personal data for the purpose of (i) allocating stock, (ii) implementing, administering, and managing the Plan, (iii) communicating with you in connection with the Plan, (iv) internal administration, and (v) complying with the Company’s legal obligations, including under tax and securities laws, (the “Purposes”). The Company’s legal basis for the processing of your personal data for the abovementioned Purposes are necessary for (i) the Company’s performance of its contractual obligations under the Plan, and (ii) pursuant to the Company’s or your Employer’s legitimate business interests. In those jurisdictions where your consent to the processing of your personal data is required - which is not the case when you are located within the European Economic Area (“EEA”) / UK - you expressly and explicitly consent to the collection, processing and transfer practices as described herein. Failure to provide personal data in whole or in part could make it impossible for the Company to fulfil some or all of its obligations regarding your participation in the Plan.
B.    Stock Plan Administration Service Providers
The Company discloses participant personal data to Morgan Stanley, an independent service provider based in the United States, which assists the Company with the implementation, administration, and management of the Plan. In the future, the Company may select a different service provider and share your data with another company that serves in a similar manner. The Company’s service provider will open an account for you. You will be asked to agree on separate terms and data processing practices with the service provider, which is a condition to your ability to participate in the Plan. The Company may also share the personal data with external advisors, banks, payroll providers, (potential) business partners in the context of a contemplated sale or restructuring of the Company and with competent authorities in so far as this is necessary for the Purposes as listed above.
C.    International Data Transfers
The Company and its service providers are based in the United States. If you are outside of the United States, you should note that your country has enacted data privacy laws that are different from the United States. Other than where the transfer is made directly from you to the Company, if the transfers are being made from the EEA/UK, such transfers will be made in reliance on data transfer agreements (so called “Standard Contractual Clauses”) which may require the recipient to carry out a data transfer impact assessment and put in place supplementary measures to ensure an essentially equivalent level of protection as provided in the EEA/UK. To receive more information about the precautions used to protect your personal data and/or a copy of the Standard Contractual Clauses you can contact the Company at Attn: Global Privacy Office, 30 Hudson Street, Floor 34, Jersey City, New Jersey, U.S.A. 07302 or at privacyoffice@organon.com or, if your Employer is established in the EEA/UK or you are located in the EEA/UK, by contacting Organon’s EU Data Protection Officer by e-mail at euprivacydpo@organon.com.
D.    Data Retention
The Company will use your personal data only as long as is necessary for the Purposes listed above. When the Company no longer needs your personal data, which will generally be seven years after participation in the Plan has been terminated, the Company will remove it from its systems. If the Company keeps the personal data longer, it would be either to satisfy legal or regulatory obligations, government orders to preserve data relevant to an investigation, or for the purposes of litigation or disputes and the Company’s legal basis would be relevant laws or regulations or where in the Company’s legitimate interests.
E.    Data Subject Rights
You have a number of rights under data privacy laws in your country. Depending on where you are based, your rights may include the right to (i) request access or copies of personal data the Company processes, (ii)

rectification of incorrect / inaccurate personal data, (iii) deletion of personal data, (iv) restrictions on processing of personal data, (v) object to the processing of personal data, (vi) portability of personal data, (vii) to lodge complaints with competent authorities in your country, and/or (viii) receive a list with the names and addresses of (any potential) recipients of your personal data. To receive clarification regarding your rights or to exercise your rights please contact the Company at Attn: Global Privacy Office, 30 Hudson Street, Floor 34, Jersey City, New Jersey, U.S.A. 07302 or at privacyoffice@organon.com or, if your Employer is established in the EEA/UK or you are located in the EEA/UK, by contacting Organon’s EU Data Protection Officer by e-mail at euprivacydpo@organon.com.
F.    Collection, Use and Transfer of Personal Data
The collection, use and transfer of your personal data for the Purposes is conducted in accordance with the Company’s Global Privacy and Data Protection Policy.
V.    TAX WITHHOLDING
Regardless of any action the Company and/or the Employer take with respect to any or all income tax, social insurance, social security contributions (where applicable), payroll tax, payment on account or other tax-related items arising out of your participation in the Plan and legally applicable or deemed applicable to you in any jurisdiction (“Tax-Related Items”) and subject to applicable laws, you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company and/or the Employer, if any. You further acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU Award or underlying cash or shares of common stock, including, but not limited to, the grant, vesting or settlement of the RSU, the subsequent sale of shares of common stock acquired upon the expiration of the Restricted Period (if any) and the receipt of any dividends and/or dividend equivalents; and (ii) do not commit and are under no obligation to structure the terms of the grant or any aspect of the RSU to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Furthermore, if you have become subject to tax in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
The Tax-Related Items shall be satisfied by the Company (or, at the election of the Company, the Employer) withholding cash (or whole shares of common stock, if applicable) which would otherwise be delivered to the grantee having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises or as of the last trading day immediately prior to the applicable Vesting Date, as determined by the Committee, equal to the Tax-Related Items, and you will be deemed to have been issued the full cash payment (or, number of shares of common stock if applicable) subject to the vested RSUs, notwithstanding that cash (or, a number of the shares if applicable) is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan.
The Company shall withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts (or, as determined by the Company2 in its sole discretion and subject to applicable law, other applicable withholding rates, including maximum applicable rates in your jurisdiction(s)). In the event of over-withholding, you may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in common stock), or if not refunded, you may seek a refund from the local tax authorities. In the event of under-withholding, you may be required to pay additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer.
You shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described in this section. The Company may refuse to pay the cash value (or issue or deliver the shares of common stock, if applicable) or the proceeds of the sale of any shares (if applicable) if you fail to comply with your obligations in connection with the Tax-Related Items.
2 Any such determinations regarding individuals subject to reporting obligations under Section 16 of the Exchange Act will be made by the Committee in its sole discretion and subject to applicable law.

VI.    NATURE OF THE GRANT
In accepting the RSU Award, you acknowledge and agree that:
1.    the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended, or terminated by the Company at any time;
2.    the grant of the RSU is exceptional, voluntary, and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
3.    all decisions with respect to future RSU grants, if any, will be at the sole discretion of the Company;
4.    your participation in the Plan is voluntary;
5.    you shall have no beneficial interest or ownership in the vested shares of common stock underlying the RSU Award unless the Committee elects to settle the RSU Award in shares of common stock and in such case unless and until the actual the issue or delivery of those vested shares of common stock to you;
6.    your participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company and shall not interfere with the ability of the Employer to terminate your employment or service relationship (if any) at any time;
7.    the RSU and any cash and/or shares of common stock acquired under the Plan, and income from and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Employer, the Company, or any parent, subsidiary, affiliate, or JV of the Company, and that are outside the scope of your employment or service contract, if any;
8.    unless otherwise agreed with the Company in writing, the RSU and any cash and/or shares of common stock acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of a subsidiary, affiliate, or JV of the Company;
9.    the RSU and any cash and/or shares of common stock acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;
10.    the RSU and any cash and/or shares of common stock acquired under the Plan, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Employer, the Company or any parent, subsidiary, affiliate or JV of the Company;
11.    the future value of the shares of common stock underlying the RSU is unknown, indeterminable and cannot be predicted with certainty;
12.    no claim or entitlement to compensation or damages shall arise from termination of the RSU resulting from termination of your employment by the Company, the Employer or any parent, subsidiary, affiliate or JV of the Company (for any reason whatsoever and whether or not in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any);
13.    for purposes of the RSU Award, your employment relationship will be considered terminated as of the date you are no longer providing services to the Employer or the Company or any parent, subsidiary, affiliate or JV of the Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of the employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and unless otherwise expressly provided in this document, your right to vest in the RSU under the Plan, if any, will terminate effective as of such date and will not be extended by any notice period or any period of "garden leave" or similar period mandated under local law; the Committee or its delegate responsible for administering the Plan shall have the exclusive discretion to determine when you are no longer providing services for purposes of the grant (including whether you may still be considered to be providing services while on a leave of absence);

14.    the RSU and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability;
15.    the Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendation regarding your participation in the Plan, or the acquisition or sale of underlying shares (if any); You should consult with your personal tax, legal and financial advisors regarding the decision to participate in the Plan and before taking any action related to the Plan; and
16.    neither the Employer, nor the Company or any parent, subsidiary, affiliate, or JV shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the RSU Award or any amounts due to you pursuant to the vesting of the RSU Award, the subsequent sale of shares acquired under the Plan (if any) or the receipt of any dividends and/or dividend equivalents.
VII.    GOVERNING LAW AND VENUE
This document may be amended only by another written agreement between the parties. This document shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of laws. Unless otherwise set forth in the applicable grant agreement, the State and Federal courts located in the State of Delaware shall have exclusive jurisdiction for any action brought pursuant to this document.

VIII.    SEVERABILITY
The provisions of this document are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
IX.    WAIVER
You acknowledge that a waiver by the Company of breach of any provision of this document shall not operate or be construed as a waiver of any other provision of this document or of any subsequent breach by you or any other grantee.
X.    ELECTRONIC ACCEPTANCE
The Company may, in its sole discretion, decide to deliver any documents related to the RSU Award or future RSUs that may be granted under the Plan by electronic means or request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
XI.    COUNTRY-SPECIFIC APPENDIX
The RSU Award shall be subject to any additional provisions set forth in Appendix A for your country, if any. If you relocate to one of the countries included in the Appendix during the life of the RSU Award, the additional provisions for such country shall apply to you, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.
XII.    CLAWBACK POLICY
Notwithstanding any other provision in this Agreement to the contrary, you and this RSU Award shall be subject to the Company’s Compensation Recoupment Policy, the Company’s Dodd-Frank Policy on Recoupment of Incentive Compensation, and any other clawback policy adopted by the Company, each as applicable and as may be amended from time to time to comply with applicable law, regulation or listing standard (collectively, the “Clawback Policies”). The provisions of this Section XII are in addition to and not in lieu of any other remedies available to the Company in the event you violate the Clawback Policies, or any laws or regulations. In accepting this RSU Award, you acknowledge and agree that you (a) have received and reviewed copies of the Company’s Compensation

Recoupment Policy and the Company’s Dodd-Frank Policy on Recoupment of Incentive Compensation, (b) are and will continue to be subject to the Clawback Policies to the extent applicable to you, both during and after your employment with the Company and/or any of its direct or indirect subsidiaries or affiliates, and (c) will abide by the terms of the Clawback Policies to the extent applicable, including, without limitation, by reasonably promptly returning any recoverable compensation to the Company as required by the Clawback Policies, as determined by the Committee in its sole discretion. In addition, you acknowledge and agree that you will not be entitled to and hereby knowingly, voluntarily and intentionally waive any (i) indemnification for any liability or loss incurred by you in connection with or as a result of any action taken by the Company to enforce the Clawback Policies (such action, a “Clawback Proceeding”) and (ii) indemnification or advancement of any expenses (including attorneys’ fees) from the Company and or any subsidiary of the Company incurred by you in connection with any Clawback Proceeding; provided, however, if you are successful on the merits in the defense of any claim asserted against you in a Clawback Proceeding, you will be indemnified for the expenses (including attorneys’ fees) you reasonably incurred to defend such claim.
XIII.    ADMINISTRATION
The Committee is responsible for construing and interpreting this grant, including the right to construe disputed or doubtful Plan provisions, and may establish, amend, and construe such rules and regulations as it may deem necessary or desirable for the proper administration of this grant. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation, and effect of this grant shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be final, binding, and conclusive upon the Company, all eligible employees and any person claiming under or through any eligible employee. All determinations by the Committee including, without limitation, determinations of the eligible employees, the form, amount and timing of incentives, the terms and provisions of incentives and the writings evidencing incentives, need not be uniform and may be made selectively among eligible employees who receive, or are eligible to receive, incentives hereunder, whether or not such eligible employees are similarly situated.
For further information regarding the Long-Term Incentive Program, please visit the Company’s intranet Long-Term Incentive homepage.
XIV.    DEFINITIONS
Cause. Means a grantee’s (i) material breach of any written agreement between the grantee and the Employer, including the grantee’s breach of any material representation, warranty or covenant made under any such agreement, or the grantee’s breach of any written policy or code of conduct established by the Employer and applicable to the grantee; (ii) commission of an act of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement; (iii) commission of, or conviction or indictment for, or pleading no contest (or local equivalent) to, any crime (which carries a custodial sentence) or any crime involving moral turpitude; (iv) willful failure or refusal to perform grantee’s duties to the Employer or to follow any lawful directive from the Board or grantee’s supervisor; or (v) failure to competently perform statutory or reasonably assigned duties with the Employer at a level that can be reasonably expected of a person with the grantee’s position, excluding a failure that the grantee could not be reasonably expected to realize would constitute such a failure (other than a failure resulting from grantee’s incapacity due to physical or mental illness), which failure is not cured, if curable, within ten (10) days after written notice from the Employer or, in the case of individuals subject to reporting obligations under Section 16 of the Exchange Act, the Board (which notice specifies in reasonable detail the grounds constituting Cause).
Disability. Is defined as the inability to perform the material duties of your role by reason of a physical or mental infirmity that is expected to last for at least six months or to result in your death, whether or not you are eligible for disability benefits from any applicable disability program.
Involuntary Termination. Means termination of employment by the Company or its affiliates in a manner that entitles the grantee to benefits under the applicable separation benefits plan and specifically excludes non-performance of your duties and other termination reasons such as Sale, Retirement, Death, Disability, Cause or Change in Control.

Retirement. For grantees who are employed in the U.S., “retirement” means a termination of employment after attaining the earliest of (a) age 55 with at least 10 years of service and (b) age 65 without regard to years of service. For other grantees, “retirement” is determined by the Company in its sole discretion. The Company reserves the right to modify any definition of retirement established for purposes of this RSU Award and/or adjust the consequences of termination due to retirement to comply with local law.
Sale. Means, with respect to a grantee, the sale, whether through the sale of stock, assets or a combination thereof, of the subsidiary, JV or division, as applicable, for which such grantee primarily provides services and which does not constitute a Change in Control of the Company.

APPENDIX A
ADDITIONAL TERMS AND CONDITIONS FOR GRANTEES OUTSIDE THE U.S.
This Appendix, which is part of the Global Terms for 2024 Restricted Stock Unit Grants under the Organon & Co. 2021 Incentive Stock Plan, contains additional “terms and conditions” that will apply to you if you reside outside the United States.
The terms and conditions in Part A of this Appendix apply to all grantees who reside outside the United States. The additional terms and conditions in Part B of this Appendix will also apply to the grantee if he or she resides in one of the countries referenced in Part B. Part B of this Appendix also includes foreign asset/account reporting, exchange control and other “notifications” which provide information that is helpful to know in connection with your participation in the Plan. By accepting the RSU Award, you confirm having read and understood the Plan and your Terms (including, for the avoidance of doubt, the terms and conditions in this Appendix A), which were provided in the English language. You accept the terms of those documents accordingly.
The information in this Appendix is based on the laws in effect in the respective countries as of February 2024. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time that the Restricted Period on the RSU Award expires and shares of common stock are issued to you or you sell shares of common stock acquired under the Plan.
In addition, the information contained in this Appendix is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
Finally, if you are a citizen or resident of a country, or are considered a resident of a country, other than that in which you are currently working, or transfer residence and/or employment after the Grant Date, the information contained herein may not apply to you in the same manner. The Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply under these circumstances.

APPENDIX A - PART A: ADDITIONAL TERMS AND CONDITIONS FOR ALL COUNTRIES OUTSIDE OF THE UNITED STATES
The following additional terms and conditions will apply to you if you reside in any country outside the United States.
A.    Insider Trading/Market Abuse Laws
You acknowledge that, depending on your or your broker’s country of residence or where shares of common stock are listed, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to accept, acquire, sell or otherwise dispose of shares of common stock, rights to shares of common stock (e.g., RSUs) or rights linked to the value of shares of common stock under the Plan during such times that you are considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdictions or your country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. You should keep in mind that third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You understand you are responsible for ensuring compliance with any restrictions and should consult with your personal legal advisor on this matter.
B.    Foreign Asset/Account, Exchange Control and Tax Obligations
You acknowledge that, depending on your country, you may be subject to foreign asset/account, exchange control and/or tax reporting requirements in respect of and/or as the result of the acquisition of shares of common stock or cash (including dividend equivalents, dividends, and the proceeds of the sale of shares of common stock) derived from your participation in the Plan, in, to and/or from a brokerage/bank account or legal entity located outside your country. The applicable laws of your country may require that you apply for approval for and/or report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in your country. You may also be required to repatriate cash received from participating in the Plan to your country within a certain time after receipt. You acknowledge that you are responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult your personal tax, legal and/or financial advisors regarding the same.
C.    Language
You acknowledge that you are proficient in the English language or have consulted with an advisor who is sufficiently proficient, to allow you to understand the terms and conditions of this document. If you have received this document, or any other document related to the RSU and/or the Plan translated into a language other than English, and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by local law.
D.    Imposition of Other Requirements and Issuance of Shares
The Company reserves the right to impose other requirements on this RSU and the shares of common stock acquired pursuant to the RSU Award, to the extent the Company determines it is necessary or advisable to comply with local laws or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

APPENDIX A - PART B: COUNTRY-SPECIFIC ADDITIONAL TERMS AND CONDITIONS AND NOTIFICATIONS

Country	Additional Terms and Conditions, and notifications
Algeria	Terms and Conditions Payment of Award 140BAny RSU granted to you will be settled in cash only.
Argentina
141BPayment of Award
140BAny RSU granted to you will be settled in cash only.
Registration in labor documents
142BThe Employer will comply with all corresponding local registrations in labor documentation.
43BSocial security withholdings and contributions
144BFollowing local regulations, the Employer will act as withholding agent for social security purposes, upon the distribution of the proceeds from the RSUsupon the expiration of the Restricted Period and the receipt of any dividends and/or dividend equivalents. To such end it will deduct the corresponding amounts from the RSUs or any payment or economic benefit received by the employee under the Plan. The Employer will pay the amount of such withholdings, as well as the corresponding Employer’s social security contributions to the relevant tax authority.
145BIncome tax withholding
146BFollowing local regulations, the Employer will act as income tax withholding agent, upon the distribution of the proceeds from the RSUs upon the expiration of the Restricted Period and the receipt of any dividends and/or dividend equivalents. To such end it will deduct the corresponding amounts from the RSUs and dividend equivalents or any payment or economic benefit received by the employee under the Plan. The Employer will pay the amount of such withholdings to the relevant tax authority.

Australia

148B
1
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Exchange Control Notification
150BExchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers of any amount. The Australian bank assisting with the transaction will file the report for you. If there is no Australian bank involved in the transfer, you will have to file the report yourself.
151B

Austria
153BNotifications
Payment of Award
140BAny RSU granted to you will be settled in cash only.

Exchange Control Notification
If you hold RSUs acquired under the Plan outside of Austria, you must submit a report to the Austrian National Bank. An exemption applies if the value of the RSUs as of any given quarter does not meet or exceed €30,000,000 or as of December 31 does not meet or exceed €5,000,000. If the former threshold is met or exceeded, quarterly obligations are imposed, whereas if the latter threshold is met or exceeded, annual reports must be filed with the Austrian National Bank. The deadline for filing the quarterly report is the 15th day of the month following the end of the relevant quarter. The deadline for filing the annual report is January 31st of the following year.
Upon expiration of the Restricted Period under the Plan, there may be exchange control obligations if the cash received is held outside Austria. If the transaction volume of all your accounts abroad meets or exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month.
Consumer Protection Information
If the provisions of the Austrian Consumer Protection Act are applicable to the Agreement and the Plan, you may be entitled to revoke your acceptance of the Agreement (and thereby revoke your acceptance of the RSU Award) under the conditions listed below:
    (i) If the you accept the RSU Award, you may be entitled to revoke your acceptance; provided the revocation is made within one week after such electronic acceptance of the Agreement.
    (ii) The revocation must be in written form to be valid and will revoke both acceptance of the Agreement and acceptance of the Restricted Stock Units awarded thereunder. It is sufficient if you return the Agreement to the Committee or a Company representative with language which can be understood as a refusal to conclude or honor the Agreement; provided the revocation is sent within the period discussed above.

Belgium	Notifications Payment of Award 140BAny RSU granted to you will be settled in cash only.
Bosnia	Terms and Conditions Payment of Award 140BAny RSU granted to you will be settled in cash only.
Brazil	Terms and Conditions
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Compliance with Law
By accepting the RSU Award, you acknowledge that you agree to comply with applicable Brazilian laws and pay any and all applicable taxes associated with the expiration of the Restricted Period, the sale of shares obtained pursuant to the expiration of the Restricted Period, and the receipt of any dividends or dividend equivalents.
Labor Law Acknowledgment
By accepting the RSU Award, you agree that you are (i) making an investment decision and (ii) the value of the underlying shares of common stock is not fixed and may increase or decrease in value over the Restricted Period without compensation to you.
Further, you acknowledge and agree that, for all legal purposes, (i) any benefits provided to you under the Plan are unrelated to your employment or service; (ii) the Plan is not a part of the terms and conditions of your employment or service; and (iii) the income from your participation in the Plan, if any, is not part of your remuneration from employment or service.
Termination
Section 2(c) of the Termination of Employment is amended to include the following:
Termination by Mutual Agreement
Retirement by Disability
A pro rata portion of your unvested RSUs and accrued dividend equivalents will be distributed to you on the next scheduled Vesting Date in accordance with the Vesting Schedule as they would have been paid if your employment had continued. The pro rata portion will equal the full amount of your RSUs (whether or not vested) times the number of completed months during the Restricted Period and prior to the date employment terminates, divided by the total number of months during the Restricted Period of the grant1F, reduced by the number of RSUs that have vested. The remainder and any accrued dividend equivalents will be forfeited on the date your employment ends.

Data privacy
For data privacy laws purposes, the Company is the controller of the processing of your personal data.
Data Subject Rights
Please be aware that you have a number of rights under data privacy laws in Brazil. Your rights may include the right to (i) request access or copies of personal data the Company processes, (ii) rectification of incorrect, inaccurate or outdated data, (iii) deletion of data, (iv) restrictions on processing, (v) portability of data, (vi) to lodge complaints with competent authorities in your country, and/or (vii) a list with the names and addresses of any potential recipients of your personal data; (viii) confirmation of existence of the processing; (ix) anonymization, blocking, or elimination of data that is unnecessary, excessive, or processed noncompliant with the applicable laws; (x) to withdraw consent, as well as information on the possibility of not providing consent and the effects of consent denial. To receive clarification regarding your rights or to exercise your rights please contact the Company at Attn: Global Privacy Office, 30 Hudson Street, Floor 34, Jersey City, New Jersey, U.S.A. 07302 or at privacyoffice@organon.com.
Notifications
Foreign Asset/Account Reporting Notification
If you hold assets and rights outside Brazil with an aggregate value exceeding US$1,000,000, and you are a resident or domiciled in Brazil, you will be required to prepare and submit to the Central Bank of Brazil an annual declaration of such assets and rights. Assets and rights that must be reported include shares of the Company’s common stock acquired or the receipt of any dividends or dividend equivalents paid under the Plan. Please note that the US$1,000,000 threshold may be changed annually and that foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement.
Tax Notification
Payments to foreign countries and repatriation of funds into Brazil and the conversion of USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. It is your responsibility to comply with any applicable Tax on Financial Transactions arising from your participation in the Plan. You should consult with your personal tax advisor for additional details.
Also, the sale of shares may trigger capital gains taxation, which are your sole responsibility to notify and disclose it to Brazilian tax authorities and collect any taxes due.[3]
Bulgaria
Notifications
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Foreign Asset/Account Reporting Notification
If the total value of cash or securities (including shares obtained pursuant to the expiration of the Restricted Period) held by you, in a foreign bank or brokerage account, equals or exceeds BGN 50,000 as of December 31st, you may be required to file statistical forms with the Bulgarian National Bank. If required, the forms must be filed by March 31st of the following year. If you have any questions regarding these obligations, you should contact your local bank in Bulgaria.

3 The total number of months during the Restricted Period of a grant that vests over three years is 36 months.

Canada
154BTerms and Conditions
155BPayment of Award
140BAny RSU granted to you will be settled in cash only.
Termination of Employment
This provision replaces paragraph (9) of the “Nature of Grant” section in in the Terms:
Except to the extent explicitly required under local employment standards legislation, the RSU Award, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Employer, the Company or any parent, subsidiary, affiliate or JV of the Company;
This provision replaces paragraph (11) of the “Nature of Grant” section in the Terms:
Except to the extent explicitly required under local employment standards legislation, no claim or entitlement to compensation or damages shall arise from termination of the RSU Award resulting from termination of your employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any);
This provision replaces paragraph (12) of the “Nature of Grant” section in the Terms:
For purposes of the RSU Award, except to the extent expressly provided in your Terms or expressly required by applicable legislation, your employment relationship will be considered terminated (regardless of the reason for such termination) and your right to vest in the RSU Award under the Plan, if any, will terminate as of the date that is the earliest of (a) the date you are no longer employed or providing services to the Company or any parent, subsidiary, affiliate or joint venture, (b) the date you receive written notice of termination of employment, or (c) the date written notice of termination is delivered to your last known address (together, the “Termination Date”). Except to the extent explicitly required by applicable legislation, the Termination Date will exclude any notice period or period of pay in lieu of such notice required under statute, contract, common/civil law or otherwise. You will not earn, or be entitled to earn, any pro-rated vesting for that portion of time before the date on which your right to vest terminates, nor will you be entitled to any compensation for lost vesting. In case of any dispute as to whether termination of employment has occurred that cannot be reasonably determined under your Terms and the Plan, the Committee shall have the sole discretion, subject to applicable legislation, to determine whether such termination of employment has occurred and the effective date of such termination.
Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, your right to vest in the RSU Award under the Plan, if any, will terminate effective as of the last day of your minimum statutory notice period, but you will not earn or be entitled to pro-rated vesting if the Vesting Date falls after the end of your statutory notice period, nor will you be entitled to any compensation for lost vesting.

The following provisions will apply to you if you are a resident of Quebec:
Language Consent
The parties acknowledge that it is their express wish that the Terms, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.
Data Privacy
This provision supplements the “Data Privacy” section in the Terms:
156BYou hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company, and its subsidiaries, affiliates or joint ventures and Morgan Stanley Smith Barney and any other stock plan service provider that may be selected by the Company to assist with the Plan to disclose and discuss the Plan with their respective advisors. You further authorize the Company and its subsidiaries, affiliates and joint ventures to record such information and to keep such information in your employee file.
Notifications
158BForeign Asset/Account Reporting Notification
Specified foreign property, includingIncentives and other rights to receive shares of a non-Canadian company held by a Canadian resident employee must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the employee’s foreign specified property exceeds C$100,000 at any time during the year. The Form T1135 must be filed by April of the following year. Thus, such Incentives must be reported - generally at a nil cost - if the C$100,000 cost threshold is exceeded because other foreign property is held by the employee.

Chile
Notifications
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Securities Law Information
THE OFFER OF THE AWARD CONSTITUTES A PRIVATE OFFERING OF SECURITIES IN CHILE EFFECTIVE AS OF THE GRANT DATE.  THE OFFER OF AWARD IS MADE SUBJECT TO GENERAL RULING N° 336 OF THE CHILEAN COMMISSION OF THE FINANCIAL MARKET (“CMF”).  THE OFFER REFERS TO SECURITIES NOT REGISTERED AT THE SECURITIES REGISTRY OR AT THE FOREIGN SECURITIES REGISTRY OF THE CMF, AND, THEREFORE, SUCH SECURITIES ARE NOT SUBJECT TO OVERSIGHT OF THE CMF.  GIVEN THAT THE AWARD IS NOT REGISTERED IN CHILE, THE COMPANY IS NOT REQUIRED TO PROVIDE PUBLIC INFORMATION ABOUT THE AWARD OR SHARES OF COMMON STOCK IN CHILE.  UNLESS THE AWARD AND/OR THE SHARES OF COMMON STOCK ARE REGISTERED WITH THE CMF, A PUBLIC OFFERING OF SUCH SECURITIES CANNOT BE MADE IN CHILE.
Exchange Control and Tax Information
You must comply with the exchange control and tax reporting requirements in Chile when sending funds into the country in connection with the Plan, and register any investments with the Chilean Internal Revenue Service (the “CIRS”). You should consult with your personal legal advisor regarding any applicable exchange control obligations prior to vesting in the RSU Award or receiving proceeds from the sale of shares acquired at vesting, dividends or dividend equivalents and how to register with the CIRS.
You are not required to repatriate funds obtained from the RSUs or the receipt of any dividends or dividend equivalents. However, if you decide to repatriate such funds, you must do so through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office) if the funds exceed US$10,000. In such case, you must report the payment to a commercial bank or registered foreign exchange office receiving the funds. The commercial bank or registered foreign exchange office will then submit an affidavit to the Central Bank within a day of receipt of the foreign currency.
If your aggregate investments held outside of Chile exceed US$5,000,000 or its equivalent in other foreign currencies (including the investments made under the Plan), you must inform the Central Bank of Chile with updated information accumulated for a three month period, within and no later than the first 45 calendar days following the closing of the months of March, June and September, and no later than 60 calendar days following the closing of the month of December, by means of providing the completed form of Annex 3.1 (and of Annex 3.2 at the closing of December if applicable) of Chapter XII of the Exchange Regulations Manual. Please note that exchange control regulations in Chile are subject to change.
Foreign Asset/Account Reporting Notification
The CIRS requires all taxpayers to provide information annually regarding (i) the results of investments held abroad and (ii) any taxes paid abroad which the taxpayers will use as credit against Chilean income tax. The sworn statements disclosing this information (or Formularios) must be reported on Form 1929 and submitted electronically through the CIRS website www.sii.cl before July 1 of each year, depending on the assets and/or taxes being reported. If you fail to meet the above requirements, you may be ineligible to receive certain foreign tax credits. Given these requirements are subject to change, you should consult with your personal legal advisor to ensure compliance with the applicable requirements.

The People’s Republic of China
Terms and Conditions
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Data Privacy
Data Collection and Usage. The Company collects, processes and uses personal data about you, including but not limited to, the your name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all awards, rights or any other entitlement to shares awarded (if applicable), cancelled, exercised, vested, unvested or outstanding in your favor, which the Company receives from you or your employer. In order for you to participate in the Plan, the Company will collect your personal data for purposes of allocating RSUs and the proceeds from RSUs (if applicable) and implementing, administering and managing the Plan. The Company’s legal basis for the processing of your personal data is based on your consent, the necessity for Company’s performance of its obligations under the Plan and pursuant to the Company’s legitimate business interests, and you hereby confirm and agree that the Company shall be entitled to collect, process, use and cross-border transfer such personal data for the purpose of implementation of the Plan.
Stock Plan Administration and Service Providers. The Company may transfer your data to one or more third party stock plan service providers based in the U.S., which may assist the Company with the implementation, administration and management of the Plan. Such service provider(s) may open an account for you to receive RSUs and the proceeds from RSUs (if applicable). You may be asked to acknowledge, or agree to, separate terms and data processing practices with the service provider(s).
International Data Transfers. Your personal data will be transferred from your country to the U.S. where its service providers are based.
Data Retention. The Company will use your personal data only as long as necessary to implement, administer and manage your participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and securities laws. When the Company no longer needs your personal data, which will generally be ten (10) years after your participation in the Plan, the Company will delete such data, or make data anonymization on its systems. If the Company keeps the data longer, it would be to satisfy any applicable legal or regulatory obligations.
Data Subject Rights. You understand that you may have a number of rights under data privacy laws in China. Subject to the applicable data protection laws and regulations in China, as updated from time to time, such rights may include the right to (i) request access or copies of personal data processed by the Company, (ii) rectification of incorrect data, (iii) deletion of data, (iv) restrictions or reject on processing of data, (v) portability of data, (vi) lodge complaints with competent authorities in your jurisdiction, (vii) request for an explanation on the data processing rules, and/or (viii) receive a list with the names and addresses of any potential recipients of your personal data. To receive clarification regarding these rights or to exercise these rights, you can contact your local human resources department.

Administration
The Company and its Affiliate shall not be liable for any costs, fees, lost interest or dividends or other losses you may incur or suffer resulting from the enforcement of the terms of this Appendix or otherwise from the Company’s operation and enforcement of the Plan and the RSU Award in accordance with Chinese law including, without limitation, any applicable SAFE rules, regulations and requirements.
Exchange Control Restrictions
You understand and agree that, if you are subject to exchange control laws in China, you will be required immediately to repatriate to China the proceeds from any RSUs under the Plan. You further understand that such repatriation of proceeds may need to be effected through a special bank account established by the Company in China, and you hereby consent and agree that proceeds from RSUs acquired under the Plan may be transferred to such account by the Company on your behalf prior to being delivered to you and that no interest shall be paid with respect to funds held in such account. The proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, you understand that a U.S. dollar bank account in China must be established and maintained so that the proceeds may be deposited into such account. If the proceeds are paid in local currency, you acknowledge that the Company is under no obligation to secure any particular exchange conversion rate and that the Company may face delays in converting the proceeds to local currency due to exchange control restrictions. You agree to bear any currency fluctuation risk between the time the RSUs vest and the net proceeds are converted into local currency and distributed to you. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

Colombia
Terms and Conditions
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Labor Law Acknowledgment
This provision supplements the “Nature of Grant” section in the Terms:
You acknowledge that pursuant to Article 128 of the Colombian Labor Code, the Plan, the RSUs and any income realized under the Plan do not constitute a component of your “salary”. Therefore, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.
Notifications
Foreign Asset/Account Reporting Notification
Colombian residents must file an annual information return with the Colombian Tax Office detailing any assets (such as RSUs acquired under the Plan) held abroad. If the individual value of any of these assets exceeds a certain threshold, you must describe each asset and indicate the jurisdiction in which it is located, its nature and its value.
Exchange Control Notification
You are responsible for complying with any and all Colombian foreign exchange restrictions, approvals and reporting requirements in connection with the RSUs or funds received under the Plan. This includes reporting obligations to the Central Bank (Banco de la Republica). You may also be required to register your investments with the Central Bank. All payments for your investment originating in Colombia (and the liquidation of such investments) must be transferred through the Colombian foreign exchange market (e.g. local banks), which includes the obligation of correctly completing and filing the appropriate foreign exchange form (declaración de cambio). You should consult with your personal legal advisor regarding any your exchange control obligations.

Costa Rica	Payment of Award 140BAny RSU granted to you will be settled in cash only.
Croatia
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Notifications
Exchange Control Notification
Croatian residents may be required to report any acquisition of foreign securities (such as shares of the Company’s common stock) to the Croatian National Bank for statistical purposes. However, because exchange control regulations may change without notice, you should consult your personal legal advisor to ensure compliance with current regulations. It is your responsibility to comply with Croatian exchange control laws.

Cyprus	Payment of Award 140BAny RSU granted to you will be settled in cash only.
Czech Republic
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Notifications
Exchange Control Notification
You may be required to notify the Czech National Bank (“CNB”) that you acquired shares under the Plan and/or that you maintain a foreign account. Such notification will be required if the aggregate value of your foreign direct investments is CZK 2,500,000 or more, you have a certain threshold of foreign financial assets, or you are specifically requested to do so by the Czech National Bank. Exchange control regulations change frequently and without notice; therefore, you should consult with your legal advisorto ensure compliance with current regulations. It is your responsibility to comply with Czech exchange control laws, and neither the Company nor your Employer will be liable for any resulting fines or penalties.

Denmark
Terms and Conditions
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Labor Law Acknowledgment
This provision supplements the “Nature of Grant” section in the Terms:
By accepting the RSU Award, you understand and agree that this grant relates to future services to be performed and is not a bonus or compensation for past services.
Notifications
Exchange Control and Tax Information
The Danish Tax Reporting Act that entered into force on January 1, 2019 removed the rules that previously obligated you to inform the Danish Tax Administration about RSUs held in foreign bank or brokerage accounts and deposit accounts with a foreign bank or broker. The use of the Forms V and K are discontinued as of January 1, 2019 and replaced by automatic exchange of information regarding bank and brokerage accounts. However, you must still report RSUs held in a foreign bank or brokerage account in your tax return under the section of foreign affairs and income.

Ecuador
Notifications
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Foreign Asset/Account Reporting Notification
You will be responsible for including any RSU Award that vested during the previous fiscal year in your annual Net Worth Declaration if your net worth exceeds the thresholds set forth in the law.

Egypt	Notifications
Payment of Award
Any RSU granted to you will be settled in cash only.
Exchange Control Notification
If you transfer funds into Egypt in connection with the RSUs or the receipt of any dividends or dividend equivalents, you are required to transfer the funds through a registered bank in Egypt.
https://www.lawinsider.com/contracts/buzq4C2vNNd International Transfers of Data:

Data Privacy

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Employer, the Company and its subsidiaries for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all the RSUs or any other entitlement to RSUs awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”). You understand that Data will be transferred to Fidelity, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections from those of your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company, Fidelity and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
Tax Considerations
https://www.lawinsider.com/contracts/buzq4C2vNNd You agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by any other tax authority or any other relevant authority. You also agree to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on your behalf (or any other tax authority or any other relevant authority).
Disclaimer
The implementation of the system doesn't mean the obligation to be implemented annually. Also, it doesn't grant the employee the right to request the application of the system from the Company in the future, nor to claim compensation in case of cancellation.
The Company may at any time terminate the implementation of the system without any liability nor obligation before the employees, according to a decision approved by the Extraordinary General Assembly Meeting.

Estonia
Terms and Conditions
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Language Consent
By accepting the grant of the RSU Award, you confirm having read and understood the documents related to the grant (the Terms and the Plan), which were provided in the English language, and that you do not need the translation thereof into the Estonian language. You accept the terms of those documents accordingly.
Võttes vastu Award-de pakkumise kinnitad, et oled ingliskeelsena esitatud pakkumisega seotud dokumendid (Tingimused ja Plaan) läbi lugenud ja nendest aru saanud ning et ei vaja nende tõlkimist eesti keelde. Sellest tulenevalt nõustud viidatud dokumentide tingimustega.

Finland
Notifications
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Foreign Asset / Account Reporting Information.
There are no specific reporting requirements with respect to foreign assets/accounts. However, please note that you must check your pre-completed tax return to confirm that the ownership of shares and other securities (foreign or domestic) are correctly reported. If you find any errors or omissions, you must make the necessary corrections electronically or by sending specific paper forms to the local tax authorities.

France
Terms and Conditions
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Language Consent
By accepting the RSU Award and the Agreement, which provides for the terms and conditions of the Award, you confirm having read and understood the Plan and your Terms, which were provided in the English language. You accept the terms of those documents accordingly.
En acceptant l’attribution, vous confirmez avoir lu et compris le Plan de travail et vos conditions générales et dispositions, qui ont été transmis en langue anglaise. Vous acceptez les termes de ces documents en connaissance de cause.
Notifications
161BTax Notification
Your RSU Award is not intended to qualify for specific tax or social security treatment in France.
Foreign Asset/Account Reporting Notification
If you hold RSUs through an account opened outside of France or maintain a foreign bank account, you are required to report same (including any accounts that were closed during the tax year) to the French tax authorities on Form No. 3916 which must be filed together with your annual tax return. Failure to comply could trigger significant penalties. You should consult with your personal tax advisor to ensure compliance with your reporting requirements.

Germany
Notifications
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Exchange Control Notification
Cross-border payments in excess of €12,500 must be reported on a monthly basis. If you make or receive a payment in excess of this amount, you must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).
Foreign Asset/Account Reporting Notification
If your acquisition of RSUs under the Plan leads to a so-called “qualified participation” at any point during the calendar year, you will need to report the acquisition when you file your tax return for the relevant year (at the latest 14 months after the end of such calendar year). A “qualified participation” is attained if (i) the acquisition costs of all participations you hold in non-German entities exceeds EUR 150,000 (if you own 1% or more of the Company’s common stock) or (ii) in the unlikely event you hold shares of common stock exceeding 10% of the Company's total common stock. The Grantee will be responsible for obtaining the appropriate form from a German federal bank and complying with the applicable reporting obligations.

Greece
Notifications
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Foreign Asset / Account Reporting Information.
The reporting of foreign assets (including shares and other investments) is your own obligation and should be done through your annual tax return.

Hong Kong
Terms and Conditions
Payment of Award
140BAny RSU granted to you will be settled in cash only.Notifications
Securities Law Information
Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You should exercise caution in relation to the offer. If you are in any doubt about any of the contents of the Plan and the Terms, including this supplement, you should obtain independent professional advice. The RSUs and any proceeds from the RSUs do not constitute a public offering of securities under Hong Kong law and are available only to Eligible Employees of the Company or its subsidiaries, affiliates and joint ventures. The Terms, including this supplement, the Plan and other incidental communication materials distributed in connection with the RSUs and any proceeds from the RSUs (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each Eligible Employee of the Employer, the Company or its subsidiaries, affiliates and joint ventures and may not be distributed to any other person.

Hungary	Terms and Conditions Payment of Award Any RSU Award granted to you will be settled in cash only.
India
Notifications
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Exchange Control Notification
You understand that you must repatriate any proceeds from the RSUs under the Plan and any dividends or any dividend equivalents received in relation to the RSUs to India and convert the proceeds into local currency within such time as prescribed under applicable Indian exchange control laws as may be amended from time to time. You must obtain a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.
Foreign Asset/Account Reporting Notification
You are required to declare any foreign bank accounts and any foreign financial assets (including RSUs held outside of India) in your annual income tax return. It is your responsibility to comply with this reporting obligation and you should consult your personal legal advisor to determine whether the obligation applies to your personal situation.
Recoupment Policy
Notwithstanding anything to the contrary in the Plan or this RSU Award, if (i) the Committee, exercising its discretion pursuant to the compensation recoupment policy, requires reimbursement of all or a portion of compensation received by you, then all RSUs held by the you, whether vested or unvested, shall be immediately and automatically forfeited, and all your rights to such RSUs shall immediately terminate, as of the date of termination of employment; and, upon request of the Company, you shall transfer back to the Company all shares of common stock acquired with respect to RSUs then held by you at the lowest price permitted by applicable law (including for no consideration, if permitted) and/or repay the Company in cash for the value of any RSUs that were previously settled by the Company by way of a lump sum payment or in tranches, in accordance with the applicable law and if required obtain necessary statutory approvals.

Indonesia
Notifications
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Language Acknowledgment
A translation of the documents relating to this grant into Bahasa Indonesia can be provided to you upon request to widhi.lestari@organon.com. By accepting the RSU Award, you (i) confirm having read and understood the documents relating to this grant (i.e., your Terms, including this supplement, and the Plan) which were provided in the English language, (ii) accept the terms of these documents accordingly, and (iii) agree not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem and the Presidential Regulation No. 63 of 2019 on the Use of Indonesian Language, and any amendments or modifications thereof.
Persetujuan dan Pemberitahuan Bahasa
Terjemahan Bahasa Indonesia dari dokumen-dokumen terkait dengan pemberian ini dapat disediakan untuk anda berdasarkan permintaan kepada widhi.lestari@organon.com. Dengan menerima Penghargaan ini, anda (i) mengkonfirmasi bahwa telah membaca dan memahami dokumen-dokumen berkaitan dengan pemberian ini (yaitu, Syarat-syarat anda, termasuk suplemen ini dan Program) yang disediakan dalam Bahasa Inggris, (ii) menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan dari dokumen ini berdasarkan Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan dan Peraturan Presiden No. 63 Tahun 2019 tentang Penggunaan Bahasa Indonesia, serta setiap perubahan atau modifikasinya.
Foreign Asset/Account Reporting Notification
You have the obligation to report your worldwide assets in your annual individual income tax return. As these assets may also be considered as “overseas financial assets”, you will be required to report them to Bank Indonesia.
Exchange Control Notification
In general, no exchange control approvals are required in Indonesia. However, foreign exchange activity is subject to certain reporting requirements. For foreign currency transactions exceeding USD 25,000 in a month, the underlying document of that transaction will have to be submitted to the relevant local bank. If there is a change of position of any the foreign assets you hold (including shares acquired under the Plan), you must report this change in position (i.e., sale of shares) to the Bank of Indonesia no later than the 15th day of the month following the change in position.
For transactions of USD 100,000 or more (or its equivalent in other currency), a more detailed description of the transaction must be included in the report and you may be required to provide information about the transaction to the bank in order to complete the transaction.

Ireland
Notifications
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Director Notification Requirement
If you are a director, shadow director or secretary of the Company’s Irish subsidiaries or affiliates whose interests meet or exceed 1% of the Company’s voting rights, pursuant to Chapter 5 Part 5 of the Irish Companies Act 2014, you must notify the Irish subsidiary or affiliate in writing generally within five days of receiving or disposing of an interest in the Company (e.g., RSUs), or within five days of becoming aware of the event giving rise to the notification requirement, or within five business days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or minor children (whose interests will be attributed to the director, shadow director, or secretary).

Israel
 Terms and Conditions
Payment of Award
Any RSUs granted to you will be settled in cash only.
Data Privacy and Data Processing
Data Privacy. The Company is based outside of Israel and grants RSUs under the Plan to Employees and Non-Employee Directors of the Company and its subsidiaries, at its sole discretion. If you would like to participate in the Plan, you should carefully review the following information about the Company’s and the Employer’s data processing practices.
Data Collection, Processing and Usage. The Company and/or the Employer may collect, process, maintain and use your personal data, including, without limitation, data such as name, home address, email address and telephone number, date of birth, social insurance, passport or other identification number, salary, financial situation, citizenship, job title or description, any RSUs, shares or directorships held in the Company, and details of all RSUs or other rights to purchase shares canceled, vested, or outstanding in your favor, which data the Company may receive from you, the Employer or any other person (all “Personal Data”) to, among other things related to the RSUs and shares issued pursuant to exercise of RSUs, implement, administer or manage the Plan and/or this RSU Award. You agree and consent to the Company and/or the Employer collecting, processing, maintaining and using your Personal Data.
Plan Administration Service Providers. The Company may transfer your Personal Data to an affiliated or independent Plan administration service provider which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different Plan administration service provider and share your Personal Data with such other service provider. You hereby agree and consent to the Company and/or Employer transferring your Personal Data to any of such service providers.
Data Transfers. You consent and agree to the Employer’s transfer to the Company, and the Company’s transfer to the Employer, of any of your Personal Data. For the purpose of transfer of such Personal Data by the Employer, you appoint the Company to act as your agent, understand and agree that (i) such transfer may therefore be considered to be made to the Company by you, and (ii) that the Company or the Employer may transfer any of your Personal Data to an affiliated or independent Plan administration service provider in connection with the implementation, administration and management of the Plan.
The Company is based in the United States of America and its Plan administration service provider is currently, and any future Plan administration service provider is expected to be, based outside of Israel. This means that your Personal Data will be transferred and disclosed to persons, and maintained, outside of Israel. Israel has enacted data privacy laws that are different from, and may be less protective of you than, the privacy laws of the U.S. and even from other countries in which Plan administration service providers may be based or where shares of common stock may be traded. Nevertheless, you hereby agree and consent to the transfer to, and use and maintenance of, its Person Data, outside of Israel and agree and acknowledge that such Personal Data may be subject to potentially lesser protections once outside of Israel than what is otherwise provided under Israeli law.
Data Retention. The Company will use your Personal Data to, among other things, implement, administer and manage your participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. When the Company no longer needs your Personal Data for such purposes, the Company may remove such data from its systems, except that the Company will retain such data longer if it is required to satisfy legal or regulatory obligations, and you hereby consent to such retention.
Voluntariness. Your participation in the Plan and your understanding, agreement and grant of consent herein to the collection, processing, maintenance, use and transfer of your Personal Data is purely voluntary. You may deny or withdraw your agreement and consent herein to the collection, processing, maintenance, use and transfer of your Personal Data at any time. If you deny or withdraw such consent, you would not be able to participate in the Plan. This would not affect your salary as an employee of the Employer or your career with the Employer; you would merely forfeit the opportunities associated with the Plan.
Additional Legal Basis. You understand and agree, that the Company and/or the Employer may rely on a legal basis other than your consent for the collection, processing, maintenance, use or transfer of your Personal Data.
You further understand, and agree, that the Company and/or the Employer may request you to provide another data privacy consent or a data privacy consent acknowledgment or agreement that the Company and/or the Employer may deem necessary or advisable to obtain under current or future data privacy laws in Israel. You understand that you may be unable to participate in the Plan if you fail to execute any such consent, acknowledgement or agreement.
Authorization. You authorize the Company and the Employer and their respective representatives to disclose to, and obtain from, all personnel or persons involved with the implementation, administration, or management of the Plan, any and all of your Private Data or other information and consents to the foregoing. You further authorize the Company, the Employer and any Plan administration service provider to discuss your participation in the Plan and your Personal Data to record such data or information and to keep such data or information in your employee or personal file.
Miscellaneous. You have had the opportunity to obtain sufficient explanations, including in Hebrew, of the contents of the RSU Award, including without limitation this Appendix, and the advice of counsel prior to executing this RSU Award.
You acknowledge that it is familiar with the English language and does not require translation to any other language.
המשתתף מצהיר בזאת, כי השפה האנגלית מוכרת לו ואינו זקוק לתרגום לשפה אחרת

Italy
Terms and Conditions
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Plan Document Acknowledgment
By accepting the RSU Award, you further acknowledge that you have received a copy of the Plan, have reviewed the Plan and the Terms in their entirety and fully understand and accept all provisions of the Plan and the Terms; in particular, you acknowledge that you have read and specifically and expressly approve the following provisions in the Plan and the Terms: (a) your RSU Award cannot be transferred other than by will or the laws of descent and distribution; (b) in the event of involuntary termination of your employment, your right to receive RSUs and to receive distributions from RSUs, if any, will terminate as of the date that you are no longer actively employed by the Employer, unless otherwise expressly provided in the Terms; (c) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (d) you are responsible for all Tax-Related Items; (e) if a reorganization, recapitalization, reclassification or other corporate event that results in an adjustment of the RSUs described in the Plan occurs, your RSU Award may be adjusted; (f) if a Change in Control, as described in the Plan, occurs, your RSU Award may immediately vest; (g) all decisions with respect to future grants will be at the sole discretion of the Company; and (h) the “Data Privacy” section of your Terms.
Notifications
Foreign Asset/Account Reporting Notification
If you are an Italian resident who, at any time during the fiscal year, holds foreign financial assets which may generate income taxable in Italy (or if you are the beneficial owner of such an investment or asset even if you do not directly hold the investment or asset), you are required to report these assets on your annual tax return for the year during which the assets are held, or on a special form (on UNICO Form or RW Schedule) if no tax return is due. ). You should consult with your personal tax advisor as to whether the reporting obligation applies to you and whether you will be required to report details of any outstanding RSU Awards or shares of common stock held by you outside of Italy in the your relevant annual tax return. These reporting obligations also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.
Foreign Financial Asset Tax Information
Italian residents may be subject to tax on the value of financial assets held outside of Italy. The taxable amount will be the fair market value of the financial assets, assessed at the end of the calendar year. No tax payment duties arise if the amount of the foreign financial assets tax calculated on all financial assets held abroad does not exceed a certain threshold. You should contact your personal tax advisor for additional information about the foreign financial assets tax.
Stamp Duty and Wealth Tax
You may be subject either to a stamp duty on financial assets, or to a wealth tax on the value of the financial assets held abroad, depending on whether the relevant securities are deposited with an intermediary in Italy or in a foreign country. You should consult with your personal tax advisor as to whether the aforementioned stamp duty and / or wealth tax apply to you in connection with any RSUs and/or cash and/or shares of common stock held. The Company (or any of its direct or indirect subsidiaries or parent entities) will not be responsible for any liability arising as a result of, in connection with or in respect of any stamp duty and / or wealth tax in connection with the RSUs granted pursuant to this Agreement.

Japan
Notifications
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Foreign Asset/Account Reporting Notification
You are required to report the details of any assets held outside of Japan as of December 31 to the extent such assets have a total net fair market value in excess of ¥50,000,000. Such report will be due by June 30 of the following year. You should consult your personal legal and/or tax advisor to determine whether the reporting obligation applies to your personal situation and whether you will be required to report details of any outstanding RSUs or shares of common stock held by you in the report.

Jordan	Payment of Award 140BAny RSU granted to you will be settled in cash only.

Korea
Notifications
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Foreign Asset/Account Reporting Notification
Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) they hold in any foreign country to the Korean tax authority and file a report with respect to such accounts if the monthly balance of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year. The report is due by the end of June of the following year. You should consult with your personal tax advisor to determine how to value your foreign accounts for purposes of this reporting requirement and whether you are required to file a report with respect to such accounts.
Data Retention
The Company will use the your personal data only as long as necessary to implement, administer and manage your participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and securities laws. When the Company no longer needs your personal data, which will generally be seven (7) years after your participation in the Plan terminates, the Company will remove it from its systems. If the Company keeps the data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations.

Kuwait
Notifications
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Securities Law Information
The grant of RSUs and distribution of the Plan and the Terms, including this supplement, to Eligible Employees does not constitute the marketing or offering of securities in Kuwait pursuant to Law No. 7 of 2010 as amended (establishing the Capital Markets Authority) and its implementing regulations. Offers under the Plan are being made only to Eligible Employees of the Employer or the Company or any other subsidiary, affiliate or joint venture of the Company.

Lebanon
Notifications
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Securities Law Information
The grant of RSUs and distribution of the Plan and the Terms, including this supplement, to Eligible Employees does not constitute the marketing or offering of securities to the public in Lebanon pursuant to Law No. 161 (2011), the Capital Markets Law. Offers under the Plan are being made only to Eligible Employees of the Employer or the Company or any other subsidiary, affiliate or joint venture of the Company.

Malaysia
Notifications
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Monthly Tax Deductions
The shares of Organon common stock received by you when they became unrestricted under the Plan shall form part of your salary subject to income tax and the necessary monthly tax deductions as required by law. If you elect to satisfy any income tax payable arising from the RSUs by yourself or have any arrangement with the local taxing authority regarding the income tax payable arising from the RSUs, you are required to inform the Company within 15 days from the Vesting Date of your choice or of any such arrangement with the local taxing authority.
For the purpose of computing the amount of income tax payable by you, taking into account the shares of Organon common stock granted to you under the Plan, in respect of the monthly tax deductions, you are responsible for informing the Company if you are subject to tax in any countries other than Malaysia for the necessary apportionment to be made, or if you are no longer a Malaysian tax resident. Such notification shall be made within 15 days of any change. For the avoidance of doubt, the dividend equivalents that accrued on the portion of shares of Organon common stock received by you under the Plan will not be subject to income tax and the relevant monthly tax deductions by the Company, and you are encouraged to seek professional tax advice regarding your individual circumstances.
Director Notification
If you are a director of the Company’s Malaysian subsidiary, affiliate or joint venture, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian subsidiary, affiliate or joint venture in writing when you receive or dispose of an interest (e.g., RSUs) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company. The Malaysian Companies Act prescribes criminal penalties for directors who fail to provide such notice.

Mexico
14BTerms and Conditions
15Payment of Award
140BAny RSU granted to you will be settled in cash only.
BLabor Law Acknowledgement
16BThese provisions supplement the “Nature of Grant” section in the Terms:
17BBy accepting the RSU Award, you understand and agree that: (i) the RSU Award is not related to the salary and other contractual benefits granted to you by the Employer and (ii) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.
18BPolicy Statement
19BThe invitation the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability to you.
The Company, with registered offices at 30 Hudson Street, Floor 33, Jersey City, NJ 07302 U.S.A., is solely responsible for the administration of the Plan and your participation in the Plan does not, in any way, establish an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis. Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participating in the Plan do not establish any rights between you and the Employer and do not form part of the employment conditions and/or benefits provided by the Employer, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.
Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to the Company, its subsidiaries, affiliates, joint ventures, branches, representation offices, shareholders, officers, agents or legal representatives, with respect to any claim that may arise.
Plan Document Acknowledgment
By accepting the RSU Award, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and the Terms, including this supplement, in their entirety and fully understand and accept all provisions of the Plan and the Terms.
In addition, by accepting the benefits under this grant, you further acknowledge that you have read and specifically and expressly approve the terms and conditions in the “Nature of Grant” section of the Terms, in which the following is clearly described and established: (i) your participation in the Plan does not constitute an acquired right; (ii) the Plan and your participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) your participation in the Plan is voluntary; and (iv) the Company and its subsidiaries, affiliates and joint ventures are not responsible for any decrease in the value of the shares of common stock underlying your RSU Award.
20BNotifications
21BSecurities Law Information
Any RSUs offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico.  In addition, the Plan and any other document relating to any RSU Award may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing relationship with the Company and its subsidiaries, affiliates and joint ventures and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present Employees of the Company or one of its subsidiaries, affiliates and joint ventures, made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
22BTax Considerations

Tax Withholding

In accordance with the Mexican Income Tax Law, Mexican resident entities acting as employers are obligated to withhold income tax from all salary payments to their employees, including any income derived from granting shares, such as the RSUs. Thus, the Mexican employer will be obligated to withhold income tax from the employee with respect to any taxable income derived from the grant of RSUs.

Therefore, as a condition precedent to the issuance or delivery of any RSUs pursuant to grant made hereunder, any taxes and/or and social security contributions which may be required to be withheld or paid as a result of, in connection with or with respect to the grant, issue, vesting or exercise of such award (as applicable) (the "Required Tax Payment"). The Company shall not be required to issue, deliver or release any RSUs pursuant to a grant until such withholding is applied by the Employer. Such withholding may be applied, at the sole discretion of the Company, by liquidating such amount of Shares which would otherwise be delivered to the holder having an aggregate Fair Market Value, determined as of the vesting date, equal to the Required Tax Payment, as is necessary to enable the Employer to satisfy any such obligation.

Morocco
164BTerms and Conditions
Payment of Award
140BAny RSUs granted to you will be settled in cash only.
Labor Law Acknowledgement
165BNotwithstanding anything to the contrary herein, nothing in this RSU or any other related document may be construed as creating an employee / employer relationship between the grantee or the Company. The grantee expressly acknowledges and agrees that he / she will, at all relevant times, be solely employed by his / her Moroccan Employer and that any references in this RSU or related documentation to any employment or termination by the "Company" (as opposed to the Employer) does not apply to the grantee (but to other grantees employed directly by the Company).
166BFor the purposes of this RSU, the term "Cause" shall also include the commission of a "faute grave" as this term is defined in section 39 of Moroccan law n°65-99 related to the Labor Code (the Labor Code) and as it is construed by Moroccan courts.
The grantee fully acknowledges and agrees that:

i.    in the event of a Sale (for example, sale of his/her subsidiary, division or JV) or Change in Control of the Company, part or all of his / her RSU Award and accrued dividend equivalents may be forfeited in whole or in part and his / her rights and entitlements under this RSU Award will be reduced as further described in Section II. C above. Accordingly, the grantee (i) shall never seek to receive shares of the Company, dividend equivalents and/or any damages additional to those he / she would be entitled to under the provisions of Section II. C of this RSU; and (ii) hereby expressly and irrevocably waives any right and/or remedies it may have under section 19 of the Labor Code or other similar laws or regulations;

ii.    in the event of a termination of his/her employment prior to the end of the Restricted Period, including as a result of Voluntary Termination, Termination for poor performance or for Cause, Involuntary Termination or without Cause Retirement, Death, or Disability, (i) his/her entitlement to shares of the Company and/or to dividend equivalents will be lower than those he / she would have received had his / her employment not been so terminated; (ii) all or part of the RSU Award and accrued dividend equivalents would be forfeited; and (iii) he/she will not be entitled to any damages as a result of such forfeiture or reduced entitlement;

By participating to the Plan, the grantee expressly consents to:

i.    the processing of his / her personal data as further described in Section IV above;
ii.    the transfer of his/her data to Morgan Stanley or any other service provider selected by the Company, which may assist the Company with the implementation, administration, and management of the Plan; and
iii.    the transfer to the United States of his / her personal data.

The processing of the grantee's data is carried out on the basis of the grantee's consent. The processing is also carried out under section 4 of Moroccan Law n°09-08 as the processing is necessary for the performance of a contract entered into by the grantee in relation to the Plan.

The grantee understands that he / she may contact the Equity Administrator for SP Morocco SARL at equitycomp@organon.comto exercise his / her rights to access, rectify, and oppose the data processing carried out under in relation to the RSU Award, in accordance with the provisions of Moroccan Law n°09-08.

0BMoroccan foreign exchange regulations

Grantee acknowledges that as a resident person in Morocco for tax purpose, the Moroccan foreign exchange regulations as set forth by the Foreign exchange office (office des changes) applies to this Agreement and the RSU Award.

The Employer, including the Moroccan subsidiary of the Company, is in charge with the compliance with such foreign exchange rules, including the repatriation rules applicable in case of termination of the employment agreement between grantee and the Moroccan subsidiary of the Company.

As a person resident in Morocco, grantee hereby consents to repatriate immediately any proceeds deriving from the plan, including dividends, dividends equivalent, capital gains, or any proceeds relating thereof.

Tax reporting

The grantee acknowledges that the shares vesting during her or his employment contract with the Moroccan subsidiary of the Company and all revenues deriving from the Plan during will be reported to the Moroccan tax administration, in accordance with Moroccan tax rules (article 79-III of the Moroccan tax code).

Netherlands
Terms and Conditions
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Waiver of Termination Rights
You hereby waive any and all rights to compensation or damages as a result of your termination of employment with the Company or any Subsidiary of the Company whatsoever, insofar as those rights result or may result from (i) the loss or diminution in value of such rights or entitlements under the Plan, or (ii) you ceasing to have rights under, or ceasing to be entitled to any awards under the Plan as a result of such termination.

Norway
Notifications
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Exchange Control Information
In general, you should not be subject to any foreign exchange requirements in connection with the Plan, except normal reporting requirements to the Norwegian Currency Registry. If the transfer of funds into or out of Norway is made through a Norwegian bank, the bank will make the registration.
Foreign Asset / Account Reporting Information
You may be subject to foreign asset reporting as part of your ordinary tax return. Norwegian banks, financial institutions, limited companies, etc. must report certain information to the Tax Administration. Such information may then be pre-completed in your tax return. However, if you have traded, or are the owner of, financial instruments not pre-completed in your tax return, you must enter this information in the Form RF-1159, which is an appendix to the tax return.

Oman
Notifications
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Securities Law Information
Offerings under the Plan are addressed only to Eligible Employees of the Company or a subsidiary, affiliate or joint venture of the Company. The Plan, the Terms and any related documents do not constitute the marketing or offering of securities in Oman and consequently, have not been registered or approved by the Central Bank of Oman, the Omani Ministry of Commerce and Industry, the Omani Capital Market Authority or any other authority in the Sultanate of Oman.

Panama
Notifications
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Securities Law Information
Your RSU Award is granted pursuant to the Plan and is offered in a private transaction. This is not an offer to the public and the offer is not subject to the protections established by Panamanian securities laws, nor registration requirements.

Peru
Notifications
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Securities Law Notification
The offering of the RSU Award is considered a private offering in Peru; therefore, neither the grant of the RSU Award, nor the issuance of shares at the expiration of the Restricted Period, is subject to securities registration in Peru. For more information concerning this offer, please refer to the Plan, the Terms, the Plan Prospectus and any other grant documents made available to you by the Company. For more information regarding the Company, please refer to the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q available at www.sec.gov, as well as the Company’s “Investor Relations” website at https://www.organon.com/investor-relations/.

Philippines
167BTerms and Conditions
168BPayment of Award
Any RSUs granted to you will be settled in cash only.
Withholding
The Employer shall perform year-end adjustments and withholding taxes will be annualized for the year. Year-end payroll adjustments for additional withholding tax deductions will occur during succeeding payroll periods until the withholding tax obligation has been paid in full. In case of over-withholding, any excess withholding tax will be refunded to you on or before January 25 of the succeeding year or as may be otherwise provided by applicable regulation.
Securities Law
THE SECURITIES BEING OFFERED OR SOLD HEREIN HAVE NOT BEEN REGISTERED WITH THE PHILIPPINE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES REGULATION CODE, PURSUANT TO SECTION 10.1k OF SAID CODE. ANY FUTURE OFFER OR SALE OF THE SECURITIES IS SUBJECT TO THE REGISTRATION REQUIREMENTS UNDER THE CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.

Poland
Notifications
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Exchange Control Notification
If you transfer funds in excess of €15,000 in a single transaction in connection with the sale of shares of common stock or the receipt of dividends or dividend equivalents under the Plan, the funds may need to be transferred via a Polish bank account. You are required to retain the documents connected with a foreign exchange transaction for a period of five (5) years, as measured from the end of the year in which such transaction occurred. Penalties may apply for failure to comply with exchange control requirements.
Foreign Asset/Account Reporting Notification
Polish residents holding foreign securities (e.g., shares of common stock) and/or maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets possessed abroad) exceeds PLN7,000,000. If required, the reports must be filed on a quarterly basis on special forms that are available on the website of the National Bank of Poland. You should consult with your personal legal advisor to determine your personal reporting obligations.

Portugal
Terms and Conditions
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Language Consent
You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accept and agree with the terms and conditions established in the Plan and the Terms.
Conhecimento da Lingua.
O Contratado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição (Terms em inglês).

Puerto Rico	Payment of Award 140BAny RSU granted to you will be settled in cash only.
Qatar	Payment of Award 140BAny RSU granted to you will be settled in cash only.

Romania
Terms and Conditions
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Language Consent
By accepting the RSU Award, you acknowledge that you are proficient in reading and understanding English or have consulted with an advisor who is sufficiently proficient in English as to allow you to fully understood the terms of the documents related to the grant (the Terms, including this supplement and the Plan), which were provided in the English language. You accept the terms of these documents accordingly.
Consimtamant cu privire la limba
Prin acceptarea de aceasta Acordare, confirmati ca aveti un nivel adecvat de cunoastere in ce priveste cititirea si intelegerea limbii engleze sau ati consultat un consultant care este suficient de competent in limba engleza pentru a va permite sa intelegeti pe deplin termenii documentelor referitoare la acordare (anuntul, Acordul si Planul), care au fost furnizate in limba engleza. Acceptati termenii acestor documente in consecinta.

Russia
Terms and Conditions
Payment of Award
140BAny RSU granted to you will be settled in cash only.Notifications
Securities Law Information
These materials do not constitute advertising or an offering of securities in Russia nor do they constitute placement of the shares of common stock in Russia.
The RSU Awards are provided to a limited circle of individuals in Russia and all communications regarding the grant are strictly limited to that circle of individuals. The Plan should be kept confidential by you.
U.S. Transaction and Sale Restrictions
You are not permitted to make any public advertising or announcements regarding the RSU Award or shares of common stock in Russia, or promote these shares of common stock to other Russian legal entities or individuals, and you are not permitted to sell or otherwise dispose of shares of common stock directly to other Russian legal entities or individuals.
Exchange Control Restrictions
As of April 17, 2020, the requirement to repatriate cash proceeds from participation in the Plan (e.g., cash dividends, sale proceeds) back to Russia may not apply with respect to cash amounts received in an account that is considered by the Central Bank of Russia to be a foreign brokerage account opened with a financial market institution other than a bank. In other words, you should be able to receive, hold and remit dividends and proceeds from the sale of shares of common stock acquired under the Plan into and out of your brokerage account opened in the U.S. without any requirement to first repatriate such funds to an authorized bank in Russia. You should be aware that the rules related to foreign bank accounts are different and that pursuant to changes effective December 2, 2019 (with retroactive effect to January 1, 2018), certain restrictions with respect to payments by non-residents into a Russian currency resident’s foreign bank account will continue to apply where the foreign bank account is located in the U.S. You should contact your personal advisor to confirm the application of the exchange control restrictions prior to vesting in the RSU Award and selling shares of common stock as significant penalties may apply in case of non-compliance with the exchange control restrictions and because such exchange control restrictions are subject to change.
Foreign Asset/Account Reporting Notification
As of January 1, 2020, Russian currency residents (i.e., Russian citizens or permanent residents) are required to report the opening, closing or change of details of any foreign brokerage account to the Russian tax authorities within one month of opening, closing or change of details of such account.  These reporting requirements do not have retroactive effect and, as such, they do not expressly require submission of a notification with respect to the opening of a foreign brokerage account that was opened prior to January 1, 2020 (if any). Russian currency residents also are required to submit an annual cash flow report for any such foreign brokerage account on or before June 1 each year for the previous year . Also, effective from January 1, 2021, there is a obligation to submit to the Russian tax authorities an annual report of financial assets (including securities, e.g., shares, and financial instruments) through foreign brokerage accounts. The annual report of financial assets is due by June 1 each year for the previous year. You should consult with your personal legal advisor to determine the applicability of these reporting requirements to any brokerage account opened in connection with your participation in the Plan.
If reporting is required, it may be done in paper or electronic format. You should refer to the Federal Tax Service website prior to the reporting due by June 1 to access the latest forms in electronic format.
Anti-Corruption Law
You should be aware that certain individuals who hold public office in Russia, as well as their spouses and dependent children, are prohibited from opening or maintaining foreign brokerage or bank accounts and holding any securities, whether acquired directly or indirectly, in a foreign company.

Saudi Arabia	Terms and Conditions Payment of Award Any RSUs granted to you will be settled in cash only.
Serbia
Notifications
169BPayment of Award
140BAny RSU granted to you will be settled in cash only.
Securities Law Information
170BThe RSU Award is not subject to the regulations concerning public offers and private placements under the Law on Capital Market. As set forth in the Terms, the RSU Award is subject to the laws of the State of New Jersey, U.S.A. (without regard to its conflict of law provisions).
171BForeign Asset/Account Reporting Notification
172BResidents of Serbia may hold foreign accounts to receive proceeds only upon obtaining prior permission of the National Bank of Serbia (“NBS”). Further, Serbian residents are obligated to provide the foreign account number to the NBS within 30 days of opening such account. Serbian residents must also file an update to the NBS on Form RN on a quarterly basis. Serbian residents are also obligated to transfer any funds received to their Serbian bank account within 30 days of payment. As the exchange control regulations in Serbia may change without notice, you should consult with your personal advisor with respect to all applicable reporting obligations.

Singapore
Notifications
Payment of Award
Any RSU granted to you will be settled in cash only.
Restriction on Sale and Transferability
You acknowledge that the Plan, this RSU Award and the Terms have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Plan, this RSU Award, the Terms and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the RSU Award may not be circulated or distributed, nor may the RSU Award be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than pursuant to, and in accordance with, the conditions of an exemption under any provision of Subdivision (4) of Division 1 of Part 13 of the Singapore Securities and Futures Act 2001 (“SFA”), save for section 280 of the SFA. You further acknowledge that any transfer and/or disposal of the RSU Award by you (as may be allowed under the Plan, this RSU Award and the Terms and subject to compliance with applicable laws) shall be subject to the condition that the foregoing restrictions shall be imposed on each and every transferee and purchaser, and subsequent transferee and purchaser, of the relevant RSU Award.
Securities Law Information
The RSU Award is being granted to you pursuant to the exemption under section 272 or section 273(1) of the SFA, on which basis it is exempt from the prospectus registration requirements under the SFA, and is not made to you with a view of the RSU Award being subsequently offered for sale to any other party. The Plan, this RSU Award and the Terms have not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Notification under Section 309B(1) of the SFA
The RSU Awards are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Data Protection
You acknowledge that:
a.    your personal data as contained in each document and/or any other notice or communication given or received pursuant to the Plan, this RSU Award and/or the Terms, and/or which is otherwise collected from you (or your authorised representatives) will be collected, used and disclosed by the Company and/or the Employer for the purposes of implementing and administering the Plan, facilitating your participation in the Plan, complying with any applicable laws, listing rules, take-over rules, regulations and/or guidelines, and all other purposes as may be informed to you from time to time;
b.    by participating in the Plan, you also consent to the collection, use and disclosure of your personal data for all such purposes, including disclosure of your personal data held by the Company and/or the Employer to any of their affiliates and/or to third party administrators who provide services to the Company and/ro the Employer (whether within or outside Singapore), and to the collection, use and further disclosure by such persons of such personal data for such purposes; and
c.    you also warrant that where you discloses the personal data of third parties to the Company and/or the Employer in connection with the Plan, this RSU Award and/or the Terms, you have obtained the prior consent of such third parties for the Company and/or the Employer to collect, use and disclose their personal data for the abovementioned purposes, in accordance with any applicable laws, regulations and/or guidelines. You shall indemnify the Company and/or the Employer in respect of any penalties, liabilities, claims, demands, losses and damages as a result of your breach of this warranty.
d.    to the extent that you withdraw any consent given in connection with the above, the Company and/or the Employer may use its discretion under this Agreement to terminate the options for no consideration.
Director Notification
If you are a director (including an alternate, substitute or shadow director) of a Singapore company that is a related corporation (as defined in the Singapore Companies Act 1967 (the “Companies Act”)) of the Company (the “Singapore Entity”), you are subject to certain notification requirements under the Companies Act in connection with the grant of the RSUs and the subsequent vesting of the RSUs. Among these requirements is an obligation to notify the Singapore Entity in writing when you receive a beneficial interest (e.g., RSU Award, shares of common stock) in the shares of common stock of the Company. In addition, you must notify the Singapore Entity in writing when you sell shares of the Company’s common stock (including when you sell shares of common stock acquired upon the expiration of the Restricted Period).
You must give written notice to the Singapore Entity of the prescribed particulars relating to the RSU Award within two business days after (a) the date on which you became a director of the Singapore Entity; or (b) the date on which you became a registered holder of or acquired an interest in the RSU Award, whichever last occurs.
In addition, you must give written notice to the Singapore Entity of particulars of any change in respect of the prescribed particulars previously given in respect of the RSU Award, including the consideration (if any) received as a result of the event giving rise to the change within 2 business days after the occurrence of the event giving rise to the change. There is no prescribed form for such disclosure, although in practice, the company secretary normally would prepare a formatted disclosure form that requests the following information: equity award granted, number of shares acquired, description of consideration, if applicable, and the date of the transaction.
A director shall be deemed to hold or have an interest or a right in or over any shares of common stock of the Company referred to above if a family member of the director (not being himself or herself a director or chief executive officer of the Singapore Entity), holds or has an interest or a right in or over those shares of common stock of the Company, and any contract, assignment or right of subscription entered into, exercised or made by, or any grant made to, a family member of a director (not being himself or herself a director or chief executive officer of the Singapore Entity) shall be deemed to have been entered into, made or exercised by, or a grant shall be deemed as having been made to, the director. A “family member” means the wife or husband, or a child (including stepson, adopted son, stepdaughter and adopted daughter) below the age of 18 years, of the director.

Slovak Republic	Payment of Award 140BAny RSU granted to you will be settled in cash only.

Slovenia
Terms and Conditions
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Notifications
Foreign Asset / Account Reporting Notification
Slovenian residents may be required to report the opening of bank and/or brokerage accounts to the tax authorities within eight days of opening such account.  You should consult your personal tax advisor to determine whether this requirement will apply to any accounts opened in connection with participation in the Plan and to ensure compliance with applicable reporting requirements in Slovenia.

South Africa
Notifications
Payment of Award
Any RSU granted to you will be settled in cash only.
Tax Notification
By accepting the RSU Award, you agree to notify your Employer of the amount of any gain you realize upon the expiration of the Restricted Period. If you fail to advise your Employer of the gain realized upon expiration of the Restricted Period, you may be liable for a fine. You will be responsible for paying any difference between the actual tax liability and the amount withheld.
Exchange Control Notification
Because no transfer of funds from South Africa is required, no filing or reporting requirements should apply when the RSU Award is granted. Because the South African exchange control regulations are subject to change, you should consult your personal advisor prior to expiration of the Restricted Period of the RSU Award to ensure compliance with current regulations. You are responsible for ensuring compliance with all exchange control laws in South Africa.
Securities Law Information
In compliance with South African Securities Law, you acknowledge that you have been notified that the documents listed below are available for your review on the Company intranet site at the web addresses listed below:
1. the Company’s most recent Annual Report (Form 10-Q) – https://www.organon.com/investor-relations/sec-filings/ (the Company will file its first Form 10-K for the year ended December 31, 2021; in the meantime, please see the Index to Financial Statements in its Information Statement filed as Exhibit 99.1 to Amendment No. 2 to Form 10 at https://www.sec.gov/Archives/edgar/data/0001821825/000119312521140380/d56612d1012ba.htm)
2. the Company’s most recent Plan Prospectus - Organon Incentive Stock Plan Prospectus.pdf (sharepoint.com)
You acknowledge that you may have copies of the above documents sent to you, at no charge, on written request being mailed to Investor Relations at Organon & Co., 30 Hudson Street, Floor 33, Jersey City, NJ 07302 U.S.A. The telephone number at the executive offices is 1-551-430-6900 and email is investor_relations@organon.com.
Protection of personal information
In addition to the provisions of Section IV hereof, this notice describes how the Company processes personal information about you in accordance with the requirements of the Protection of Personal Information Act, 2013 (“POPIA”).
For purposes of administering the Plan, the Company may share your personal information including (but not limited to) personal contact details (such as full name, title, addresses, telephone numbers, and personal email addresses), age, identity number, tax numbers, nationality and residency status.
This personal information will be stored for as long as is necessary for the purposes specified herein, or for as long as permitted or otherwise required by law.
You have the right to:
1.    request access to your personal information as set out in the Company’s PAIA manual. This enables you to receive a copy of the personal information held about you and to check that the Company is lawfully processing it;
2.    request correction of the personal information that the Company holds about you. This enables you to have any incomplete or inaccurate information the Company holds about you corrected;
3.    request erasure of your personal information. This enables you to ask the Company to delete or remove personal information where there is no good reason for the Company continuing to process it. You also have the right to ask the Company to delete or remove your personal information where you have exercised your right to object to processing;
4.    object to processing of your personal information where the Company is relying on a legitimate interest (or those of a third party) and there is something about your particular situation which makes you want to object to processing on this ground. You also have the right to object where the Company is processing your personal information for direct marketing purposes;
5.    request the restriction of processing of your personal information. This enables you to ask the Company to suspend the processing of personal information about you, for example if you want the Company to establish its accuracy or the reason for processing it; and
6.    request the transfer of your personal information to another party.
If you want to review, verify, correct or request erasure of your personal information, object to the processing of your personal information, or request that the Company transfer a copy of your personal information to another party, you can contact the Information Officer at privacy@organonza.com.
If you believe that the Company has utilised your personal information contrary to applicable law, you shall first resolve any concerns with the Information Officer. If you are not satisfied with such process, you have the right to lodge a complaint with the Information Regulator of South Africa at inforeg@justice.gov.za or JD House, 27 Stiemens Street, Braamfontein, Johannesburg, 2001.
By accepting Awards under the Plan, you hereby consent to the processing of your personal information by the Company in accordance with the provisions of POPIA and as described herein.

Spain
Terms and Conditions
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Labor Law Acknowledgment
This provision supplements the “Nature of Grant” section in the Terms:
By accepting this RSU Award, you acknowledge that you understand and agree that you consent to participation in the Plan and that you have received a copy of the Plan.
You understand that the Company, in its sole discretion, has unilaterally and gratuitously decided to distribute Incentives under the Plan to individuals who may be employees of the Company or its subsidiaries, affiliates or joint ventures throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its subsidiaries, affiliates or joint ventures over and above the specific terms of the Plan on an ongoing basis. . Further, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary RSU Award since the future value of the RSUs and shares of common stock is unknown and unpredictable. In addition, you understand that the RSU Award would not be made to you but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any RSU Award shall be null and void.
You also understand and agree that, as a condition of the grant of the RSU Award, the termination of your employment for any reason (including the reasons listed below), the RSU Award will cease vesting immediately effective on the date you are no longer providing services to the Employer or the Company or any of its subsidiaries, affiliates or joint ventures (unless otherwise specifically provided in the Terms). In particular, you understand and agree that the RSU Award will be forfeited or to any amount as indemnification in the event of a termination of your employment as described in the Terms prior to expiration of the Restricted Period by reason of, including but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985.
Notifications
Exchange Control Notification
You are required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), as well as securities (including RSUs acquired under the Plan) held in such accounts, if the value of the transactions for all such accounts during the prior year or the balances in such accounts (including any payments of cash or RSUs made to you pursuant to the Plan) together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed €1,000,000. Generally, you will be required to report on an annual basis.
Foreign Asset/Account Reporting Notification
You may be subject to a tax reporting obligation if you hold assets and/or have bank accounts outside of Spain. If the value of the assets, including dividend equivalents, or the bank accounts outside of Spain exceeds €50,000 (as determined separately for assets and for bank accounts) as of December 31 of the relevant tax year, you will be required to report the assets and/or bank accounts on your annual tax return for such year (or at any time during the year in which you dispose of such right or asset). After the assets and/or bank accounts are initially reported, you will be subject to the reporting obligations only if the value of any previously-reported assets or accounts increases by more than €20,000. The reporting must be completed by March 31 each year.
You should consult with your personal tax and legal advisors to ensure compliance with your personal reporting obligations.
Securities Law Information
No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the RSU Award. The Plan and the Terms have not been nor will they be registered with the Comisión Nacional del Mercado de Valores, and do not constitute a public offering prospectus.

Sweden	Terms and Conditions Payment of Award 140BAny RSU granted to you will be settled in cash only.

Switzerland
Notifications
195BPayment of Award
140BAny RSU granted to you will be settled in cash only.
Securities Law Information
196BIn Switzerland, the grant of RSUs is exempt from the requirement to prepare and publish a prospectus under the Swiss Financial Services Act ("FINSA"). This document does not constitute a prospectus pursuant to the FINSA and no such prospectus has been or will be prepared for or in connection with the RSU Awards granted pursuant to the Plan. This document is neither subject to any governmental approval nor must be filed with any Swiss authorities.
197BTax Reporting Information
You will receive an addendum to your annual salary statement, reporting the taxable income realized upon vesting of the RSUs granted to you. You are required to declare such income in and to file the addendum with your tax return.
Data Privacy – Transfer of personal data to the United States
You acknowledge and agree that your personal data will be transferred to the United States and that there is a risk, in particular, that the rights provided for by Swiss (and EU data protection laws, as applicable) may only be guaranteed to a limited extent and that foreign authorities, i.e. authorities of the United States may gain access to your personal data with or without your knowledge. Such access may also result in further tracking and/or observations by foreign authorities.

Taiwan
Notifications
198BPayment of Award
140BAny RSU granted to you will be settled in cash only.
Securities Law Information
199BThe RSU Awards are available only to Eligible Employees of the Company and its subsidiaries, affiliates and joint ventures. The grant of the RSU Award and offer of participation in the Plan does not constitute a public offer of securities by a Taiwanese company. Therefore, it is not subject to registration in Taiwan.
200BExchange Control Notification
201BYou may acquire and remit foreign currency (including proceeds from the RSUs or the receipt of any dividends or dividend equivalents) through an authorized foreign exchange bank, into Taiwan, up to US$5,000,000 per year without justification. Remittance of funds related to the RSUs should be made through an authorized foreign exchange bank. If the transaction amount is TWD$500,000 or more in a single transaction, you must submit a Foreign Exchange Transaction Form.

Thailand
Notifications
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Exchange Control Notification
In the event that the amount of the proceeds under the Plan is US$1,000,000 or more in a single transaction, you will be required to repatriate such proceeds into Thailand after you receive them and to convert the funds into Thai Baht or deposit the proceeds in a foreign currency deposit account maintained by a commercial bank in Thailand within 360 days from the date on which you have received such proceeds. In this case, you will be required to provide information associated with the source of such income on the Foreign Exchange Transaction Form to the authorized agent for reporting to an exchange control officer of the Bank of Thailand.

Turkey	Notifications Payment of Award 140BAny RSU granted to you will be settled in cash only.
Ukraine	Terms and Conditions Payment of Award Any RSUs granted to you will be settled in cash only.

United Arab Emirates
Notifications
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Securities Law Information
The Plan is only being offered to Eligible Employees of the Company and its subsidiaries, affiliates and joint ventures and is in the nature of an “exempt personal offer” of equity incentives to Eligible Employees of the Company’s subsidiary in the United Arab Emirates. The Plan, the Terms and any other grant documents you may receive from the Company are intended for distribution only to such Eligible Employees and must not be delivered to, or relied on by, any other person. Prospective recipients of the securities offered (i.e., shares of the Company’s common stock) should conduct their own due diligence on the securities. If you do not understand the contents of the Plan and the Terms, you should consult an authorized financial adviser. The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan. The Ministry of Economy, the Dubai Department of Economic Development, Emirates Securities and Commodities Authority, Central Bank and the Dubai Financial Services Authority, as applicable depending on your Employer’s location in the United Arab Emirates, have not approved the Plan or the Terms or taken steps to verify the information set out therein, and have no responsibility for such documents.

United Kingdom
Terms and Conditions
Payment of Award
140BAny RSU granted to you will be settled in cash only.
Tax Acknowledgment
You agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company or, if different, your Employer or by Her Majesty’s Revenue and Customs (“HRMC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and, if different, your Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf.
Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the amount of any income tax not collected from or paid by you within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs may constitute a benefit to you on which additional income tax and National Insurance contributions (“NICs”) may be payable. To the extent any income tax and NICs are not processed through PAYE, you understand that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any National Insurance contributions due on this additional benefit, which may also be recovered from you through any means set forth in the “Tax Withholding” section of the Terms.
At the election of the Company, you shall enter into an election jointly with the Company, pursuant to Section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”), electing that the market value of the Shares at the time of vesting be calculated as if such shares were not “restricted securities”, in form prescribed by the Company. Without such election, any gains made on disposal of the Shares may be subject to a partial income tax charge.
In the event you have failed to make arrangements pursuant to the "Tax Withholding" section of the Terms, for the amount so indemnified hereunder, you shall pay to the Company (or such other affiliate, as the case may be) the balance in cash promptly on written demand and in any event within 60 days from the date on which any relevant amount indemnified is due to be accounted for to the applicable tax authority, failing which you shall also be liable to account to the Company or any affiliate for any additional liability that may arise to the Company or such other affiliate as a result of the operation of Section 222 of ITEPA.

Vietnam	Terms and Conditions 202BPayment of Award Any RSUs granted to you will be settled in cash only.